CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
Grupo Portatel, S.A. de C.V.:

We consent to the incorporation by reference in the registration statement
(No. 33-880841) on Form S-8 of The Associated Group, Inc. of our report dated February 17, 1996, except as to note 2a, which is as of March 15, 1996, relating to the consolidated balance sheets of Grupo Portatel, S.A. de C.V. and subsidiaries, as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in this Form 10-K of the Associated Group, Inc.

Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109.


                                              KPMG CARDENAS DOSAL, S.C.

                                              Hector Arturo Ramirez

Mexico, D.F.
March 26, 1997